Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Senseonics, Incorporated:

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of Senseonics, Incorporated (the “Company”) at December 31, 2013 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 10, 2015

Senseonics, Incorporated

Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$8,246	$18,923
Prepaid expenses and other current assets	197	711
Total current assets	8,443	19,634
Deposits and other assets	59	134
Property and equipment, net	387	227
Total assets	$8,889	$19,995
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,460	$880
Accrued expenses and other current liabilities	1,255	1,161
Obligations under capital leases	2	—
Deferred rent, current portion	13	—
Total current liabilities	2,730	2,041
Deferred rent	—	29
Notes payable, net of discount	—	9,815
Warrant liability	—	197
Total liabilities	2,730	12,082
Commitments and contingencies (Note 6)
Stockholders’ equity:
Series A convertible preferred stock, $0.01 par value per share; 599,997 shares authorized, issued and outstanding ($3,000 liquidation preference)	6	6
Series B convertible preferred stock, $0.01 par value per share; 1,202,497 shares authorized, issued and outstanding ($12,025 liquidation preference)	12	12
Series C convertible preferred stock, $0.01 par value per share; 2,073,749 shares authorized, issued and outstanding ($41,475 liquidation preference)	21	21
Series D convertible preferred stock, $0.01 par value per share; 22,995,265 shares authorized, 14,403,015 and 19,777,349 shares issued and outstanding at December 31, 2013 and 2014, respectively ($54,011 and $74,165 liquidation preference as of December 31, 2013 and 2014, respectively)	144	198
Common stock, $0.01 par value per share; 31,313,185 authorized, 926,733 and 935,631 shares issued, and 905,800 and 914,698 shares outstanding at December 31, 2013 and 2014, respectively	9	9
Additional paid-in capital	118,081	138,666
Treasury stock, at cost; 20,933 shares of common stock	(84)	(84)
Accumulated deficit	(112,030)	(130,915)
Total stockholders’ equity	6,159	7,913
Total liabilities and stockholders’ equity	$8,889	$19,995

The accompanying notes are an integral part of these financial statements.

Senseonics, Incorporated

Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2013	2014
Revenue	$17	$—
Expenses:
Cost of revenue	5	—
Research and development expenses	13,791	12,881
Administrative expenses	5,010	5,821
Operating loss	(18,789)	(18,702)
Interest income (expense)	10	(191)
Other income	—	8
Total other income (expense), net	10	(183)
Net loss	$(18,779)	$(18,885)
Basic and diluted loss per common share	$(24.66)	$(20.75)
Basic and diluted weighted-average shares outstanding	761,627	909,934

The accompanying notes are an integral part of these financial statements.

Senseonics, Incorporated

Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2013 and 2014

(in thousands, except share data)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Additional Paid-In	Treasury Stock		Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance, December 31, 2012	599,997	$6	1,202,497	$12	2,073,749	$21	14,403,015	$144	745,783	$7	$117,427	20,933	$(84)	$(93,251)	$24,282
Exercise of stock options for cash	—	—	—	—	—	—	—	—	180,950	2	204	—	—	—	206
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	450	—	—	—	450
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(18,779)	(18,779)
Balance, December 31, 2013	599,997	6	1,202,497	12	2,073,749	21	14,403,015	144	926,733	9	118,081	20,933	(84)	(112,030)	6,159
Sale of Series D preferred stock	—	—	—	—	—	—	5,374,334	54	—	—	20,036	—	—	—	20,090
Exercise of stock options for cash	—	—	—	—	—	—	—	—	8,898	—	10	—	—	—	10
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	539	—	—	—	539
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(18,885)	(18,885)
Balance, December 31, 2014	599,997	$6	1,202,497	$12	2,073,749	$21	19,777,349	$198	935,631	$9	$138,666	20,933	$(84)	$(130,915)	$7,913

The accompanying notes are an integral part of these financial statements.

Senseonics, Incorporated

Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2013	2014
Cash Flows from Operating Activities
Net loss	$(18,779)	$(18,885)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	220	189
Non-cash interest expense (debt discount and deferred costs)	—	67
Change in fair value of derivative liabilities	—	(8)
Stock-based compensation expense	450	539
Changes in assets and liabilities:
Prepaid expenses, deposits and other assets	(68)	(514)
Accounts payable, accrued expenses and other	1,010	(674)
Deferred rent	—	16
Net cash used in operating activities	(17,167)	(19,270)
Cash Flows from Investing Activities
Capital expenditures	(118)	(29)
Net cash used in investing activities	(118)	(29)
Cash Flows from Financing Activities
Sale of Series D convertible preferred stock, net of costs	—	20,090
Net proceeds from exercise of stock options	206	10
Proceeds from issuance of notes payable, net of costs	—	9,879
Principal payments under capital lease obligations	(2)	(3)
Net cash provided by financing activities	204	29,976
Net (decrease) increase in cash and cash equivalents	(17,081)	10,677
Cash and cash equivalents, at beginning of period	25,327	8,246
Cash and cash equivalents, at end of period	$8,246	$18,923
Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$—	$93

The accompanying notes are an integral part of these financial statements.

Senseonics, Incorporated

Notes to Financial Statements

1. Organization

Senseonics, Incorporated (the “Company”), a Delaware corporation, is a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes. The Company was originally incorporated on October 30, 1996 and commenced operations on January 15, 1997.

2. Liquidity

The Company’s operations are subject to certain risks and uncertainties including, among others, current and potential competitors with greater resources, lack of operating history as a commercial-stage company and uncertainty of future profitability. Since inception, the Company has incurred substantial operating losses, principally from expenses associated with the Company’s research and development programs. The Company has not generated significant revenues from the sale of products and its ability to generate revenue and achieve profitability largely depends on the Company’s ability, alone or with others, to complete the development of its products or product candidates, and to obtain necessary regulatory approvals for the manufacture, marketing and sales of those products. These activities, including planned significant research and development efforts, will require significant uses of working capital throughout 2015 and beyond. Based on its current operating plans, the Company believes that its existing cash and cash equivalents will not be sufficient to meet the Company’s anticipated operating needs in 2015 and beyond. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Historically, the Company has financed its operating activities through the sale of equity and equity-linked securities and the issuance of debt. The Company plans to continue financing its operations with external capital. However, the Company may not be able to raise additional funds on acceptable terms, or at all. If the Company is unable to secure sufficient capital to fund its research and development and other operating activities, the Company may be required to delay or suspend operations, enter into collaboration agreements with partners that could require the Company to share commercial rights to its products to a greater extent or at earlier stages in the product development process than is currently intended, merge or consolidate with other entities, or liquidate.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities in the ordinary course of business. The propriety of using the going-concern basis is dependent upon, among other things, the achievement of future profitable operations, the ability to generate sufficient cash from operations, and potential other funding sources, including cash on hand, to meet the Company’s obligations as they become due.

3. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company currently operates in a single business segment.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. In the accompanying financial statements, estimates are used for, but not limited to, stock-based compensation, the fair value of derivative liabilities, recoverability of long-lived assets, deferred taxes and valuation allowance, depreciable lives of property and equipment, and estimated accruals for preclinical study costs, which are accrued based on estimates of work performed under contracts. Actual results could differ from those estimates.

Fair Value Disclosures

The carrying amounts of short-term financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, and accounts payable and other current liabilities, approximate fair value as of December 31, 2013 and 2014, because of the relatively short-term maturity of these instruments. The fair value of long-term notes payable approximates its carrying value as of December 31, 2014 based on current market conditions.

See Note 12 for further discussion of fair value measurements.

Cash and Cash Equivalents and Concentration of Credit Risk

Cash equivalents are highly-liquid instruments with original maturities of three months or less and consist of U.S. Government and U.S. Government agency securities and money market funds with major commercial banks and financial institutions. Cash equivalents totaled approximately $8,056,000 and $18,876,000, respectively, at December 31, 2013 and 2014. Cash equivalents are recorded at cost plus accrued interest.

The Company’s cash and cash equivalents potentially subject the Company to credit and liquidity risk. The Company maintains cash deposits at major financial institutions with high credit quality and, at times, the balances of those deposits may exceed the Federal Deposit Insurance Corporation limits of $250,000. The Company does not anticipate losses on deposits with commercial banks and financial institutions that exceed the federally insured amounts.

Property and Equipment

Property and equipment are stated at historical cost and depreciated on a straight-line basis over the estimated useful lives, generally five years. Equipment under capital leases is depreciated on a straight-line basis over the lesser of its estimated useful life or the lease term. Leasehold improvements are depreciated over the shorter of the remaining lease term or useful lives of the assets. Upon disposition of the assets, the costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations. Repairs and maintenance costs are charged to the statements of operations.

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Management determined that no assets were impaired as of December 31, 2013 and 2014.

Treasury Stock

The Company records purchases of common stock for treasury at cost, and carries the cost of treasury stock as a reduction in stockholders’ equity. The number of treasury shares outstanding as of December 31, 2013 and 2014 was 20,933.

Revenue Recognition

Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is probable. These criteria are generally anticipated to be met as products are shipped to customers.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development expenses include costs related to employee compensation, preclinical and clinical trials, manufacturing, supplies, outsource testing, consulting and depreciation and other facilities-related expenses.

Stock-Based Compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant. The estimated fair value of stock options on the date of grant is amortized on a straight-line basis over the requisite service period for each separately vesting portion of the award for those awards with service conditions only. For awards that also contain performance conditions, expense is recognized beginning at the time the performance condition is considered probable of being met over the remaining vesting period.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards. Valuation of stock awards requires management to make assumptions and to apply judgment to determine the fair value of the awards. These assumptions and judgments include estimating the fair value of the Company’s common stock, future volatility of the Company’s stock price, dividend yields, future employee turnover rates, and future employee stock option exercise behaviors. Changes in these assumptions can affect the fair value estimate.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Management uses a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, as well as guidance on derecognition, classification, interest and penalties and financial statement reporting disclosures. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. In the ordinary course of business, transactions occur for which the ultimate outcome may be uncertain. Management does not expect the outcome related to accrued uncertain tax provisions to have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company did not have any amounts accrued relating to interest and penalties as of December 31, 2013 and 2014.

The Company is subject to taxation in various jurisdictions in the United States and remains subject to examination by taxing jurisdictions for the year 1997 and all subsequent periods due to the availability of net operating loss carryforwards.

Loss per Share

Basic loss per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period.

For periods of net loss, diluted loss per share is calculated similarly to basic loss per share because the impact of all dilutive potential common shares is anti-dilutive. The total number of anti-dilutive shares, consisting of convertible preferred shares, common stock options and stock purchase warrants exercisable for convertible preferred stock, which have been excluded from the computation of diluted loss per share, was 22,852,122 and 30,043,925 at December 31, 2013 and 2014, respectively.

For periods of net income, and when the effects are not anti-dilutive, diluted earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of shares outstanding plus the impact of all potential dilutive common shares, consisting primarily of common stock options and stock purchase warrants using the treasury stock method.

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued guidance for the presentation of an unrecognized tax benefit when a net operating loss (“NOL”) carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance requires an entity to present in the financial statements an unrecognized tax benefit, or a portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for an NOL carryforward, a similar tax loss, or a tax credit carryforward. If the NOL carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the jurisdiction or the tax law of the jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit will be presented in the financial statements as a liability and will not be combined with deferred tax assets. This guidance does not require any additional recurring disclosures and is effective for fiscal years beginning after December 15, 2013. The adoption of this guidance did not have a material impact on the financial statements.

In May 2014, the FASB issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue arising from contracts with customers. The standard is effective for the reporting year beginning January 1, 2017. The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its financial statements.

In August 2014, the FASB issued guidance requiring management to evaluate on a regular basis whether any conditions or events have arisen that could raise substantial doubt about the entity’s ability to continue as a going concern. The guidance 1) provides a definition for the term “substantial doubt,” 2) requires an evaluation every reporting period, interim periods included, 3) provides principles for considering the mitigating effect of management’s plans to alleviate the substantial doubt, 4) requires certain disclosures if the substantial doubt is alleviated as a result of management’s plans, 5) requires an express statement, as well as other disclosures, if the substantial doubt is not alleviated, and 6) requires an assessment period of one year from the date the financial statements are issued. The standard is effective for the reporting year beginning January 1, 2017 and early adoption is permitted in certain circumstances. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

In April 2015, the FASB issued ASU No. 2015-03, simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying value of that debt liability, consistent with debt discounts. The guidance is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued. The Company does not expect the impact of adopting this guidance will be material to the financial statements and related disclosures.

The Company has evaluated all other issued and unadopted Accounting Standards Updates and believes the adoption of these standards will not have a material impact on the results of operations, financial position, or cash flows.

4. Property and Equipment

Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2014
Laboratory equipment	$917	$404
Office furniture and equipment	404	67
Software	224	45
Leasehold improvements	394	394
Equipment under capital lease	12	—
	1,951	910
Accumulated depreciation:
Equipment under capital lease	(10)	—
Other	(1,554)	(683)
	$387	$227

Depreciation for the years ended December 31, 2013 and 2014 was $220,008 and $189,325, respectively. The Company disposed of $1,070,595 of fully depreciated property and equipment in 2014 (none in 2013).

5. Other Balance Sheet Details

Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2013	2014
Clinical and preclinical	$679	$327
Compensation and benefits	208	336
Contract manufacturing	142	141
Legal	110	158
Audit and tax related	45	176
Other	71	23
Total	$1,255	$1,161

6. Commitments and Contingencies

Capital Leases

In 2013, the Company leased office equipment under a capital lease that expired in 2014.

Operating Leases

The Company leases approximately 20,000 square feet of research and office space under a non-cancelable operating lease expiring in 2018. The Company has an option to renew the lease for one additional five-year term. Expense recognition is based upon a straight-line basis and was $378,011 and $386,483 during the years ended December 31, 2013 and 2014 respectively. The contractually required cash payments under this lease at December 31, 2014 are as follows (in thousands):

2015	$381
2016	393
2017	405
2018	171
Total minimum lease payments	$1,350

Minimum Payments

On May 10, 2012, the Company amended the corporate development agreement with a supplier to include minimum payments per year based on the current application-specific integrated circuit or ASIC. Total research and development expense related to the minimum payment was $250,125 and $289,000 during the years ended December 31, 2013 and 2014 respectively. The future minimum payments under this commitment at December 31, 2014 are as follows (in thousands):

2015	$552
2016	820
Total minimum payments	$1,372

7. 401(k) Plan

The Company has a defined contribution 401(k) plan available to all full-time employees. Employee contributions are voluntary and are determined on an individual basis subject to the maximum allowable under federal income tax regulations. Participants are fully vested in their contributions. There have been no employer contributions to this plan. Administrative expenses for the plan, which are paid by the Company, were not material in 2013 or 2014.

8. Notes Payable and Stock Purchase Warrants

Term Notes Payable

On July 31 and December 23, 2014, the Company issued secured notes (the “Oxford notes”) and detachable stock purchase warrants to Oxford Finance in connection with a term loan for gross proceeds of $4,000,000 and $6,000,000, respectively. The maturity date of the Oxford notes is July 1, 2019. The Oxford notes bear interest at a fixed annual rate of 6.95% and require monthly payments. The monthly payments initially consist of interest only. If the Company receives its CE mark by February 1, 2016, the monthly payments will convert to payments of principal and interest, beginning on August 1, 2016, with the principal amount being amortized over the ensuing 36 months. Alternatively, if the Company has not received its CE mark by February 1, 2016, the monthly payments will convert to payments of principal and interest beginning on February 1, 2016, with the principal amount being amortized over the ensuing 42 months. The Oxford notes are collateralized by all of the Company’s assets other than its intellectual property. The Company incurred issuance costs related to the notes of approximately $121,200 which were initially deferred and are being amortized as additional interest expense over the term of the notes using the effective interest method. The fair value of the warrants was recorded as a discount to the notes, which is also being amortized as additional interest expense over the term of the notes using the effective interest method. In addition, the Company is obligated to pay a final fee to Oxford Finance at maturity of $850,000. This fee is being accrued as additional interest expense over the term of the notes using the effective interest method. The Company’s term loan agreement with Oxford Finance also contains certain restrictive covenants that limit the Company’s ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

The following are the scheduled maturities of the Oxford notes as of December 31, 2014, assuming the Company does not receive its CE mark by February 1, 2016, in which case, principal payments will begin on February 1, 2016 (in thousands):

2015	$—
2016	2,389
2017	2,786
2018	2,985
2019	1,840
Notes payable	$10,000

Interest expense, including amortization of discount and deferred charges, was $0.2 million for the year ended December 31, 2014.

Stock Purchase Warrants

In 2014, in connection with the issuance of the Oxford notes, the Company issued to Oxford Finance four 10-year stock purchase warrants to acquire an aggregate of 79,892 shares of the Company’s Series D Convertible Preferred Stock $0.01 par value per share (“Series D Stock”) at an initial exercise price of $3.75 per share. These warrants expire on July 31, 2024. The warrants were initially recorded at their fair value of $205,150 and are classified as a warrant liability on the Company’s balance sheet due to the presence of non-standard anti-dilution provisions. The warrants are being marked to market at every balance sheet date. The change in value of the warrants is recorded as other income (expense) in the Statement of Operations. Upon completion of an initial public offering, these warrants will convert into warrants to purchase common stock.

In connection with the issuance of convertible notes in prior years that were subsequently converted into Series D Stock in 2011 (see Note 9), the Company issued to the investors 10-year stock purchase warrants to purchase an aggregate of 2,308,972 shares of the Company’s Series D Stock with an exercise price of $3.75 per share. These warrants expire on November 1, 2020, July 15, 2021 and August 19, 2021, and are classified in equity. Upon the completion of an initial public offering, these warrants will automatically be net exercised for shares of common stock.

9. Stockholders’ Equity and Stock Options

As of December 31, 2014, the Company’s authorized capital stock consisted of 31,313,185 shares of common stock, 599,997 shares of Series A Convertible Preferred Stock $0.01 par value per share (“Series A Stock”), 1,202,497 shares of

Series B Convertible Preferred Stock $0.01 par value per share (“Series B Stock”), 2,073,749 shares of Series C Convertible Preferred Stock $0.01 par value per share (“Series C Stock”), and 22,995,265 shares of Series D Stock.

Senseonics, Incorporated

Notes to Financial Statements

9. Stockholders’ Equity and Stock Options

Common Stock

The Company had 926,733 and 935,631 shares of common stock issued and 905,800 and 914,698 shares of common stock outstanding at December 31, 2013 and 2014, respectively. The Company has repurchased 20,933 shares of common stock, which are held in treasury.

Preferred Stock

In 1997, the Company completed a private offering of 599,997 shares of Series A Stock for gross proceeds of $3,000,000 at a purchase price of $5.00 per share. In 1998, the Company completed a private offering of 682,497 shares of Series B Stock for gross proceeds of $6,825,000, and in 2000 completed a private offering of 520,000 shares of Series B Stock for gross proceeds of $5,200,000, both at a purchase price of $10.00 per share. In 2002, 2005 and 2009, the Company completed private offerings of an aggregate of 2,073,749 shares of Series C Stock for aggregate gross proceeds of $41,475,000 at a purchase price of $20.00 per share. In 2011 and 2012, the Company completed private offerings of an aggregate of 11,984,151 shares of Series D Stock, for aggregate gross proceeds of $44,940,566 at a purchase price of $3.75 per share. In addition, in 2011, $8,670,272 in principal amount and accrued interest of $412,593 on convertible notes was converted into 2,418,864 shares of Series D Stock at a conversion price of $3.75 per share. On May 20, 2014 and September 23, 2014, the Company completed private offerings of an aggregate of 5,374,334 shares of Series D Stock at a purchase price of $3.75 per share, for gross proceeds of $20,153,753.

The Series A Stock, Series B Stock, Series C Stock and Series D Stock (together, the “Preferred Stock”) are classified in equity.

Voting

The Preferred Stock vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company, except as otherwise required by law. Each share of Preferred Stock entitles each holder to a number of votes per share equal to the number of shares of common stock into which each share of Preferred Stock is then convertible.

Dividend and Liquidation Preference

The holders of Preferred Stock are entitled to receive such dividends as may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Series D Stock are entitled to be paid before any payment is made to holders of any other series of Preferred Stock or common stock. Holders of Series A Stock, Series B Stock, and Series C Stock, together, the “Junior Preferred,” are entitled to be paid before any payment is made to any holder of common stock. Payments are equal to the greater of (i) $3.75 per share, in the case of Series D Stock, $5.00 per share, in the case of Series A Stock, $10.00 per share, in the case of Series B Stock, and $20.00 per share, in the case of the Series C Stock, plus declared but unpaid dividends or (ii) such amount per share as would have been payable had each such share been converted to common stock, as described below immediately prior to such liquidation, dissolution or winding up of the Company.

The aggregate liquidation preferences of the Preferred Stock as of December 31, 2014 are $3,000,000 for the Series A Stock, $12,025,000 for the Series B Stock, $41,475,000 for the Series C Stock, and $74,165,059 for the Series D Stock, and in the event of a liquidation, dissolution or winding up of the Company, if the assets of the Company are insufficient to pay these liquidation preference amounts in full, then all of the assets available for distribution shall be distributed first to the holders of the Series D Stock and then among the holders of all other series of Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption

As of December 31, 2013 and 2014, none of the Preferred Stock contained redemption provisions.

Conversion

The holder of any share of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock into such number of shares of common stock as is obtained by (i) multiplying the number of shares of Series A Stock by $5.00, multiplying the number of shares of Series B Stock by $10.00, multiplying the number of shares of Series C Stock by $20.00, or multiplying the number of shares of Series D Stock by $3.75, (ii) dividing the result by the conversion price of $5.00, $10.00, $20.00, or $3.75 per share, as applicable, and adjusted as described in the Certificate of Incorporation for certain additional issuances of common stock, warrants or other rights to subscribe for or to purchase, or any options for the purchase of common stock or any stock or security convertible into or exchangeable for common stock or stock dividends. If at any time the Company shall effect a firm commitment underwritten public offering of shares of common stock in which (i) the aggregate price paid for such shares by the public shall be at least $40,000,000 and (ii) the price paid by the public for such shares shall be at least two times the $3.75 price per share originally paid for the Series D Stock (or $7.50) per share, appropriately adjusted for certain additional issuances of common stock, warrants or other rights to subscribe for or to purchase, or any options for the purchase of, common stock or any stock or security convertible into or exchangeable for common stock or stock dividends, then effective upon the closing of the sale of such shares by the Company pursuant to such public offering, or upon the vote of the holders of a majority of Preferred Stock, voting as a single class, all outstanding shares of Preferred Stock shall automatically convert to shares of common stock as described above.

Stock-Based Compensation

On May 8, 1997, the Company adopted the 1997 Stock Option Plan (as amended and currently in effect, the “Plan”), under which incentive stock options and non-qualified stock options may be granted to the Company’s employees and certain other persons in accordance with the Plan provisions. The Board of Directors, which administers the Plan, determines the number of options granted the vesting period and the exercise price. The Board of Directors may terminate the Plan at any time. Options granted under the Plan expire ten years after the date of grant. The Company retains the right of first offer to buy any shares issued under the Plan. The total number of shares of common stock that may be issued pursuant to options under the Plan may not exceed, in the aggregate, 4,374,665 shares of common stock, less any shares of common stock issued by the Company as restricted common stock.

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant. The estimated fair value of stock options on the date of grant is amortized on a straight-line basis over the requisite service period for each separately vesting portion of the award for those awards with service conditions only. For awards that also contain performance conditions, expense is recognized beginning at the time the performance condition is considered probable of being met over the remaining vesting period.

Employee stock-based compensation expense was $450,293 and $539,198 for the years ended December 31, 2013 and 2014, respectively. Stock-based compensation expense recognized in the Statement of Operations for the years ended December 31, 2013 and 2014 was as follows (in thousands):

	Year Ended December 31,
	2013	2014
Research and development	$41	$105
Administrative	409	434
Total stock-based compensation	$450	$539

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards. The weighted average fair value of stock options granted in the year ended December 31, 2013 and 2014 was $0.57 and $0.70, respectively. Fair value is estimated at each grant date using the Black-Scholes option pricing model with assumptions summarized in the following table:

	Year Ended December 31,
	2013	2014
Expected term of options	6.44 Years	6.25 - 6.50 Years
Expected volatility rate	60.77%	55.52 - 56.42%
Risk-free rate	2.2%	2.0 - 2.1%
Expected dividend yield	0%	0%

The expected term assumption is based on the simplified method because the Company does not believe that the historic option exercise experience will be reflective of future option exercises. Since the Company is not a publicly traded company, the expected volatility rate is based on historical volatility of similar companies within the diabetes device industries. The risk-free rate is based on the U.S. Treasury implied yield at the time of grant.

The Company estimates the fair value per share of its common stock at the date of grant taking into account an independent valuation analysis.

As of December 31, 2014, there was $1,275,031 of total unrecognized compensation cost related to non-vested employee stock option awards, which is expected to be recognized over a weighted average period of 2.7 years. The total intrinsic value of stock options outstanding at December 31, 2013 and 2014 was $0 and $97,832, respectively. The total fair value of options vested during 2013 and 2014 was approximately $418,556 and $515,505, respectively.

Stock option activity under the Plan during 2014 is as follows:

	Number of Shares	Weighted- Average Exercise Price Per Share
Options outstanding as of December 31, 2013	2,263,892	$1.09
Options granted	1,918,636	$1.13
Options exercised	(8,898)	$1.13
Options canceled/forfeited	(172,161)	$1.08
Options outstanding as of December 31, 2014	4,001,469	$1.11

Outstanding stock options at December 31, 2014 have a weighted-average remaining contractual life of 8.54 years, and vest ratably over a minimum period of two years. As of December 31, 2014, outstanding options to purchase 957,136 shares of common stock provide for performance based-conditions required for vesting in addition to service-based vesting. Vesting of these options is based on the Company obtaining CE mark enabling the sale of the Company’s product in Europe. These options will begin vesting once the Company has deemed it probable that the performance condition will be met.

At December 31, 2014, there were 1,546,935 exercisable stock options with a weighted-average exercise price of $1.12, and a weighted-average remaining contractual life of 6.93 years. At December 31, 2013, there were 1,127,407 exercisable stock options with a weighted-average exercise price of $1.14, and a weighted-average remaining contractual life of 6.81 years.

For the year ended December 31, 2014, 8,898 options were exercised having an aggregate intrinsic value at the time of exercise of $1,557.

In December 2014, the Company modified outstanding stock options to acquire an aggregate of 1,515,353 shares of common stock, by reducing the exercise price of these options from $1.46 to $1.13 per share, which affected 29 employees. No other terms of the awards were modified. The modified options included options with both performance and service vesting conditions and options with only service vesting conditions. For options with service vesting conditions only, the modification resulted in $44,026 of incremental compensation expense to be recognized over the vesting period. For options with both performance and service vesting conditions, the modification resulted in a revised total fair value of such options of $546,868, which will be recognized over the remaining vesting period once the performance condition is deemed probable.

10. Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception and provides a full valuation allowance against its net deferred income tax assets. The tax effect of temporary differences that give rise to significant portions of the net deferred income tax asset at December 31, 2013 and 2014 is as follows (in thousands):

	December 31,
Deferred Income Tax Assets / Liabilities	2013	2014
Capitalized start-up costs	$14,437	$16,090
Property and equipment	(35)	(29)
Deferred rent	5	12
Research and development credit	3,687	4,098
Net operating loss carryforwards	27,649	33,361
	45,743	53,532
Less valuation allowance	(45,743)	(53,532)
Net deferred income tax asset	$—	$—

At December 31, 2013 and 2014, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. Changes in the valuation allowance during years ended December 31, 2013 and 2014 are as follows (in thousands):

Year	Beginning of Year	Additions	Deductions	Balance at End of Year
2013	$37,864	$8,360	$(481)	$45,743
2014	45,743	7,789	—	53,532

The increase in valuation allowance is primarily due to net losses and credits incurred in both 2013 and 2014. This increase in valuation allowance is based on management’s assessment that it is more likely than not that the Company will not realize these deferred tax assets. In 2013, the decrease in valuation allowance was related to the expiration of certain NOL carryforwards and tax credits which are no longer permitted to carryforward for future use and an adjustment to cumulative deferred income tax assets.

Capitalized start-up costs represent expenses incurred in the organization and start-up of the Company. For U.S. federal and state tax purposes, start-up and organizational costs incurred before October 22, 2004 will be amortized over sixty months and those incurred on and after October 22, 2004 will be amortized over one hundred eighty months once an active trade or business commences. At December 31, 2013 and 2014, the Company had NOL carryforwards of $70,096,000 and $84,577,000, respectively. At December 31, 2013 and 2014, the Company had research and development credit carryforwards of $4,609,000 and $5,122,000, respectively. These carryforwards will expire in varying amounts between 2018 and 2034. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of NOL carryforwards and research and development credit carryforwards which can be available in future years. No income tax benefit was recognized in the Company’s statements of operations for stock-based compensation arrangements due to the Company’s net loss position.

A reconciliation of the Company’s estimated U.S. federal statutory rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2013	2014
Tax at U.S. Federal Statutory rate	34.00%	34.00%
State taxes, net	5.42	5.39
Research and development credit	3.28	3.05
Provision to return—R&D credit	1.99	(0.87)
Other non-deductible items	(2.73)	(0.33)
Increase in valuation allowance	(41.96)	(41.24)
Effective income tax rate	0.00%	0.00%

A breakdown of the Company’s uncertain tax positions during 2013 and 2014 is as follows (in thousands):

	Year Ended December 31,
	2013	2014
Gross unrecognized tax benefit at beginning of year	$689	$922
Increase from tax positions taken in prior years	121	(12)
Increase from tax positions in current year	123	115
Settlements with taxing authorities	—	—
Lapse of statute of limitations / expiration	(12)	—
Gross unrecognized tax benefit at end of year	$921	$1,025

As of December 31, 2013 and 2014, of the total gross unrecognized tax benefits, approximately $0.9 million and $1.0 million, respectively, would favorably impact the Company’s effective income tax rate. However, due to the Company’s full valuation allowance, no net impact would result from such tax benefits within the Company’s effective income tax rate.

The Company did not incur any penalties or interest payable to taxing authorities for the years ended December 31, 2013 and December 31, 2014.

11. Related Party Transactions

In 2010, the Company entered into an agreement with a current member of the Board of Directors to serve as chairman and provide consulting services. The director did not provide any consulting services under this agreement in 2013 and 2014, but is entitled to a success fee for serving as the Executive Chairman of 0.75% to 1.25% of the Company’s valuation, in the case of an Exit Transaction. An Exit Transaction, as defined in the agreement, means (a) a merger or consolidation with another company; (b) an underwritten initial public offering of the Company’s securities; or (c) a sale, disposition or lease of all or substantially all of the Company’s assets.

12. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to settle a liability in an orderly transaction between market participants at the measurement date. Fair value has a three level hierarchy from highest priority (Level 1) to lowest priority (Level 3). The fair value hierarchy was established based on whether the inputs are observable from independent sources or rely on unobservable inputs based on the Company’s market assumptions. The three levels of the fair value hierarchy are described below:

•                  Level 1—Quoted prices for identical assets or liabilities (unadjusted) in active markets.

•                  Level 2—Observable inputs other than quoted prices that are either directly or indirectly observable for the assets or liability.

•                  Level 3—Unobservable inputs that are supported by little or no market activity.

The levels are not necessarily an indication of the risk of liquidity associated with the financial assets or liabilities disclosed.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company has segregated its financial assets and liabilities that are measured at fair value on a recurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The inputs used in measuring the fair value of the Company’s money market funds included in cash equivalents are considered to be Level 1 in accordance with the three-tier fair value hierarchy. The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of the funds.

The Company accounts for its warrant liability, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions at fair value using Level 3 inputs. The Company determines the fair value of this warrant liability using the Black-Scholes option pricing model.

When determining the fair value of the Company’s financial instruments using the Black-Scholes option pricing model, the Company is required to use various estimates and unobservable inputs, including, among other things, fair value of the underlying stock, expected volatility of stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in the fair value of the underlying stock, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

The fair value of the warrant liability was measured upon issuance of the warrants and again as of December 31, 2014. The key assumptions used in the Black-Scholes option pricing model with respect to these valuations are summarized in the following table:

	Issuance Date	As of December 31, 2014
Expected term of warrants	10 years	9.59 years
Expected volatility rate	58.01	55.86
Risk-free rate	2.44	2.42
Expected dividend yield	0.00%	0.00%

The expected term assumption is based on the warrant’s contractual term. Since the Company is not a publicly traded company, the expected volatility rate is based on historical volatility of similar companies within the diabetes device industries. The risk-free rate is based on the U.S. Treasury implied yield at the time of measurement. The Company estimates the fair value per share of its Series D convertible preferred stock at the date of measurement taking into account recent transactions.

The following table represents the fair value hierarchy of the Company’s financial assets and liabilities measured at fair value on a recurring basis at December 31, 2013 and 2014 (in thousands):

	December 31, 2013
	Total	Level 1	Level 2	Level 3
Money market funds	$8,056	$8,056	$—	$—

	December 31, 2014
	Total	Level 1	Level 2	Level 3
Money market funds	$18,876	$18,876	$—	$—
Warrant liability	197	—	—	197

The following table presents a summary of changes in the fair value of Level 3 warrant liability measured at fair value on a recurring basis for the year ended December 31, 2014 (there was no warrant liability during the year ended December 31, 2013) (in thousands):

	Balance at December 31, 2013	Established in 2014	Change in Fair Value	Balance at December 31, 2014
Warrant liability	$—	$205	$(8)	$197

Financial Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

The Company has no financial assets and liabilities that are measured at fair value on a non-recurring basis.

Non-Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company has no non-financial assets and liabilities that are measured at fair value on a recurring basis.

Non-Financial Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

The Company measures its long-lived assets, including property and equipment, at fair value on a non-recurring basis. These assets are recognized at fair value when they are deemed to be impaired. No such fair value impairment was recognized in the years ended December 31, 2013 and 2014.

13. Subsequent Events

With respect to the audited financial statements as of and for the year ended December 31, 2014, the Company has evaluated subsequent events through July 10, 2015, the date of the issuance of the financial statements.

In June 2015, the Company amended the terms of certain stock options to purchase an aggregate of 577,540 shares of common stock that originally had both service and performance conditions. For certain of these options, the performance condition had been met and the awards had begun vesting prior to the amendment, but for others the performance condition had not yet been met and, therefore, the options had not yet begun to vest. The amendments to these options replaced the original vesting schedule with a vesting schedule providing that the options vest in 48 equal monthly installments from their respective original dates of grant. This modification resulted in the accelerated vesting, in part, of these awards.